Exhibit 15.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of Elbit Systems Ltd. on Forms S-8 (File Nos. 333-13784 and 333-139512) of our report dated March 5, 2008, with respect to the 2007 financial statements of Kinetics Ltd. (not separately included in this Form 20-F), which appears in the annual report on Form 20-F of Elbit Systems Ltd. for the fiscal year ended December 31, 2009.

By:	/s/ Kesselman & Kesselman
Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of Pricewaterhouse Coopers International Limited

March 7, 2010